UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 20, 2005

DEVCON INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida

(State or other jurisdiction of incorporation)

000-07152	59-0671992
(Commission File Number)	(IRS Employer Identification No.)

1350 East Newport Center Drive, Suite 201

Deerfield Beach, Florida 33442

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code (954) 429-1500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Items 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 20, 2005, Devcon International Corp. (the “Company”) appointed George M. Hare as the Company’s new Chief Financial Officer, its principal financial officer. Mr. Hare’s annual base salary will initially be $200,000 with the ability to earn incentive compensation in the amount of $40,000 by December 31, 2006 based upon achieving certain operational metrics to which the Company and Mr. Hare will mutually agree no later than 90 days after Mr. Hare’s first day of employment with the Company. As of January 1, 2007, the Company will review Mr. Hare’s progress to date and raise his base salary to a minimum of $210,000.

Mr. Hare will be entitled to receive the fringe benefits that the Company provides to its senior executives from time to time. In addition, he will be entitled to four weeks paid vacation during his first year of employ. The Company will also provide Mr. Hare with six months severance upon the termination of his employment for reasons other than Mr. Hare’s negligent performance of his duties, committing of a dishonest or fraudulent act, or reporting to work under the influence of alcohol, drugs or other mood altering substances. In lieu of a monthly auto allowance, the Company will reimburse Mr. Hare for his golf club member fee in an amount not to exceed $500 per month and will provide corporate housing in the form of an appropriate apartment of which the Company will contribute a monthly amount to be mutually agreed.

Prior to joining the Company, Mr. Hare served as Chief Operating Officer and Chief Financial Officer of Directions in Marketing, Inc., a $15 million privately-owned designer/importer of home and office furnishings. Between March 2002 and April 2004, Mr. Hare was Senior Vice President and Chief Financial Officer of CareCentric, Inc., (“CareCentric”), a publicly-traded company that listed on Nasdaq until September of 2003, after which date CareCentric ceased to be publicly-traded. Prior to joining CareCentric in April 2002, Mr. Hare was a Partner with Tatum CFO Partners, LLP. Prior to Tatum, he was a Vice President of ADT Security Systems, Inc. where he held various executive positions including Managing Director responsible for four service businesses in Australia and New Zealand. He has previously held the position of Corporate Director – Financial Planning Analysis for Campbell Soup Company, a NYSE company. Mr. Hare received his MBA, CPA and a BS in Accounting Finance at Lehigh University in Bethlehem, PA. and is a CPA in the state of Pennsylvania. Mr. Hare is 50 years old.

Concurrently therewith, Mr. Robert Farenhem, interim Chief Financial Officer, will return to his role as Principal and Chief Financial Officer of Royal Palm Capital Partners, a private investment firm

A copy of the press release issued December 20, 2005, announcing Mr. Hare’s appointment as Chief Financial Officer of the Company as well as Mr. Farenhem’s departure is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 7 .01 Regulation FD Disclosure

The Company is attaching a copy of a press release issued December 20, 2005 as Exhibit 99.1 announcing Mr. Hare’s appointment as Chief Financial Officer of the Company as well as Mr. Farenhem’s departure.

Item 9.01 Exhibits

99.1    Press Release issued December 20, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DEVCON INTERNATIONAL CORP.

Dated: December 22, 2005	By:	/s/ Stephen J. Ruzika
	Name:	Stephen J. Ruzika
	Title:	President

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated December 20, 2005